Exhibit 99.0

PROXY

                        THE STATE BANK OF THE ALLEGHENIES

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________, __________________
and _____________________, or any one of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of The State Bank of the Alleghenies to be held at ___________________, located at _______________,
Covington, Virginia at ______ __. m. on _________________, ____ and at any
adjournment thereof, and to vote all shares of stock of State Bank that the undersigned shall be entitled to vote at such meeting on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of October 5, 1999, and a related Plan of Share Exchange (collectively, the "Agreement") by and between F&M National Corporation and The State Bank of the Alleghenies, providing for the affiliation of State Bank with F&M upon the terms and conditions set forth in the Agreement as described in the proxy statement/prospectus of State Bank and F&M, dated ______________, 1999.

         FOR [ ]              AGAINST [ ]                ABSTAIN [ ]
                                                         (has the same effect as
                                                         a vote Against)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above. This proxy may be revoked at any time prior to its exercise.


                                    Dated:
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                                           Please sign exactly as name appears
                                           on the stock certificate. When
                                           signing as attorney, executor,
                                           administrator or trustee, please give
                                           full title.

             Please mark, sign, date and return promptly this Proxy Card using the enclosed envelope.